Exhibit 99.1

YRC Worldwide Reports First Quarter 2019 Results

Company to Implement Network Optimization to Drive Revenue and Margin Expansion

OVERLAND PARK, Kan., May 8, 2019 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for first quarter 2019 of $1.182 billion and consolidated operating loss of $31.7 million, which included a $1.6 million net loss on property disposals. As a comparison, for the first quarter 2018, the Company’s results included operating revenue of $1.215 billion and consolidated operating loss of $4.3 million, which included a $3.2 million net loss on property disposals.

“Our primary focus during first quarter was securing a new labor agreement that was scheduled to expire on March 31, 2019. I am pleased to announce that on May 3, 2019, our employees approved the national agreement and 26 of the 27 applicable supplemental agreements,” said Darren Hawkins, Chief Executive Officer of YRC Worldwide. “Leading up to the approval of the five-year agreement, we experienced the effects of some customer concerns around the uncertainty of the negotiations process. While we cannot precisely quantify the revenue loss related to the labor agreement, our first quarter results were adversely impacted.”

Hawkins added, “During the first quarter, our freight operations were negatively impacted by severe winter weather events. Approximately half of the 63-day quarter was impacted by weather events for both YRC Freight and our largest Regional carrier, Holland, resulting in limited or closed operations across our 384-facility network. Holland was significantly impacted during a two-week period in late January, in which more than 25% of its’ network was down or severely limited.

“As we move through 2019, we will continue to prioritize yield over tonnage. We believe the new labor agreement provides both long-term value and opportunity for our employees, our customers, and our shareholders and it will be our number one priority to execute on the new contractual operational capabilities.

“At the very core of our 2019 strategy is network optimization. The initiative has multiple layers – with the primary objectives of enhancing service, creating opportunities for productivity improvements, and streamlining our cost structure as we seek to eliminate inefficiencies across the network, providing the potential for revenue growth and margin expansion,” said Hawkins.

Financial Highlights

•	In first quarter 2019, net loss was $49.1 million compared to net loss of $14.6 million in first quarter 2018.

•

On a non-GAAP basis, the Company generated consolidated Adjusted EBITDA of $30.1 million in first quarter 2019, a decrease of $15.6 million compared to $45.7 million for the same period in 2018 (as detailed in the reconciliation below). Last twelve month (LTM) consolidated Adjusted EBITDA was $321.9 million compared to $276.7 million a year ago.

•	The total debt-to-Adjusted EBITDA ratio for first quarter 2019 improved to 2.76 times compared to 3.32 times for first quarter 2018.

•

First quarter 2019 results included a non-cash impairment charge at YRC Freight of $8.2 million. The non-cash impairment charge reflects the write-down of an intangible asset as a result of rebranding strategies, leading to discontinued use of a tradename. The non-cash expense is included in operating loss and excluded from Adjusted EBITDA.

•

Investment in the business continued with $32.6 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $25.3 million, for a total of $57.9 million, which is equal to 4.9% of operating revenue for first quarter 2019. The majority of the investment was tractors, trailers and technology.

Operational Highlights

•

The consolidated operating ratio for first quarter 2019 was 102.7 compared to 100.4 in first quarter 2018. The operating ratio at YRC Freight was 102.8 compared to 100.9 for the same period in 2018. The Regional segment’s first quarter 2019 operating ratio was 101.6 compared to 98.9 a year ago.

•

At YRC Freight, first quarter 2019 less-than-truckload (LTL) revenue per hundredweight, including fuel surcharge, increased 5.4% and LTL revenue per shipment increased 3.6% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight increased 5.8% and LTL revenue per shipment increased 3.9%.

•

At the Regional segment, first quarter 2019 LTL revenue per hundredweight, including fuel surcharge, increased 3.8% and LTL revenue per shipment increased 3.7% when compared to the same period in 2018. Excluding fuel surcharge, LTL revenue per hundredweight increased 4.2% and LTL revenue per shipment increased 4.1%.

•	First quarter 2019 LTL tonnage per day decreased 5.8% at YRC Freight and decreased 7.5% at the Regional segment compared to first quarter 2018.

•	Total shipments per day for the first quarter 2019 declined 4.1% at YRC Freight and 7.6% at the Regional segment.

Liquidity Update

•	At March 31, 2019, the Company’s outstanding debt was $884.5 million, a decrease of $34.2 million compared to $918.7 million as of March 31, 2018.

•

The Company’s available liquidity, which is comprised of cash and cash equivalents and Managed Accessibility (as detailed in the supplemental information provided below) under its ABL facility totaled $155.7 million compared to $117.2 million as of March 31, 2018, an increase of $38.5 million.

•	For the three months ended March 31, 2019, cash used in operating activities was $41.7 million compared to cash used in operating activities of $3.7 million for the three months ended March 31, 2018.

Key Segment Information – first quarter 2019 compared to first quarter 2018

YRC Freight	2019	2018	Percent Change(a)
Workdays	63.0	63.5
Operating revenue (in millions)	$743.8	$751.3	(1.0)%
Operating loss (in millions)	$(21.1)	$(6.9)	NM
Operating ratio	102.8	100.9	(1.9	)pp
LTL tonnage per day (in thousands)	18.33	19.46	(5.8)%
LTL shipments per day (in thousands)	36.47	38.05	(4.1)%
LTL picked up revenue per hundredweight incl FSC	$29.80	$28.27	5.4%
LTL picked up revenue per hundredweight excl FSC	$26.33	$24.90	5.8%
LTL picked up revenue per shipment incl FSC	$300	$289	3.6%
LTL picked up revenue per shipment excl FSC	$265	$255	3.9%
LTL weight/shipment (in pounds)	1,005	1,023	(1.7)%
Total tonnage per day (in thousands)	22.90	23.60	(3.0)%
Total shipments per day (in thousands)	37.01	38.59	(4.1)%
Total picked up revenue per hundredweight incl FSC	$25.58	$24.94	2.6%
Total picked up revenue per hundredweight excl FSC	$22.66	$21.99	3.1%
Total picked up revenue per shipment incl FSC	$317	$305	3.8%
Total picked up revenue per shipment excl FSC	$280	$269	4.3%
Total weight/shipment (in pounds)	1,237	1,223	1.2%

Regional Transportation	2019	2018	Percent Change(a)
Workdays	63.0	63.5
Operating revenue (in millions)	$438.6	$463.3	(5.3)%
Operating income (loss) (in millions)	$(7.0)	$5.2	NM
Operating ratio	101.6	98.9	(2.7	)pp
LTL tonnage per day (in thousands)	22.02	23.80	(7.5)%
LTL shipments per day (in thousands)	34.81	37.59	(7.4)%
LTL picked up revenue per hundredweight incl FSC	$14.59	$14.06	3.8%
LTL picked up revenue per hundredweight excl FSC	$12.93	$12.41	4.2%
LTL picked up revenue per shipment incl FSC	$185	$178	3.7%
LTL picked up revenue per shipment excl FSC	$164	$157	4.1%
LTL weight/shipment (in pounds)	1,265	1,266	(0.1)%
Total tonnage per day (in thousands)	27.39	30.14	(9.1)%
Total shipments per day (in thousands)	35.58	38.49	(7.6)%
Total picked up revenue per hundredweight incl FSC	$12.70	$12.12	4.8%
Total picked up revenue per hundredweight excl FSC	$11.26	$10.71	5.2%
Total picked up revenue per shipment incl FSC	$196	$190	5.2%
Total picked up revenue per shipment excl FSC	$173	$168	3.0%
Total weight/shipment (in pounds)	1,540	1,566	(1.7)%

(a)	Percent change based on unrounded figures and not the rounded figures presented

The Company uses key operating metrics to provide a comparison with industry peers. Two primary components include volume (commonly evaluated using tonnage, tonnage per day, total shipments, shipments per day or weight per shipment) and yield or price (commonly evaluated as picked up revenue, revenue per hundredweight, or revenue per shipment). With the enhanced focus of service and product expansion and the launch of HNRY Logistics in late 2018, our increase in shipments over 10,000 pounds is growing, impacting the year-over-year revenue per hundredweight metrics that we have historically presented for YRC Freight, which includes the results of operations for HNRY Logistics. Therefore, the Company has updated its presentation of operating metrics to separately present less-than-truckload (LTL) operating statistics, which represents shipments less than 10,000 pounds. Shipments greater than 10,000 pounds are primarily transported using third-party purchased transportation.

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Wednesday, May 8, 2019, beginning at 9:30 a.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA: a non-GAAP measure that reflects EBITDA, and further adjusts for net gains or losses on certain property disposals, non-cash impairment charges, letter of credit expenses, restructuring charges, transaction costs related to issuances of debt, nonrecurring consulting fees, permitted dispositions and discontinued operations, equity-based compensation expense, and non-union pension settlement charges, among other items, as defined in our credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain management and employee bonus compensation. We believe our presentation of EBITDA and Adjusted EBITDA is useful to investors and other users as these measures represent key supplemental information our management uses to compare and evaluate our core underlying business results both on a consolidated basis and across our business segments, particularly in light of our leverage position and the capital-intensive nature of our business. Further, EBITDA is a measure that is commonly used by other companies in our industry and provides a comparison for investors to evaluate the performance of the companies in the industry. Additionally, Adjusted EBITDA helps investors to understand how the company is tracking against our financial covenants in our term loan credit agreement as this measure is calculated as prescribed in our term loan credit agreement and serves as a driving component of key financial covenants. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•

Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt, letter of credit expenses, restructuring charges, transaction costs related to debt, or nonrecurring consulting fees, among other items;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, our non-GAAP measures should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using our non-GAAP measures as secondary measures. The company has provided reconciliations of its non-GAAP measures to GAAP net income (loss) and operating income (loss) within the supplemental financial information in this release.

*    *    *    *    *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation general economic factors, including (without limitation) customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; disruption from natural disasters; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, YRC Freight, and YRC Reimer as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Bri Simoneau 913-696-6108 investor@yrcw.com

Media Contact:	Mike Kelley 916-696-6121 mike.kelley@yrcw.com

SOURCE: YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$126.6	$227.6
Restricted amounts held in escrow	25.0	—
Accounts receivable, net	513.6	470.3
Prepaid expenses and other	65.9	58.7

Total current assets	731.1	756.6

PROPERTY AND EQUIPMENT:
Cost	2,764.8	2,765.9
Less - accumulated depreciation	(1,978.4)	(1,969.8)

Net property and equipment	786.4	796.1

Deferred income taxes, net	0.3	—
Operating lease right-of-use assets	367.6	—
Other assets	43.4	64.4

Total assets	$1,928.8	$1,617.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$198.5	$178.0
Wages, vacations, and employee benefits	207.1	223.6
Curent operating lease liabilities	106.4	—
Other current and accrued liabilities	180.6	170.1
Current maturities of long-term debt	23.6	20.7

Total current liabilities	716.2	592.4

OTHER LIABILITIES:
Long-term debt, less current portion	846.9	854.2
Deferred income taxes, net	—	1.8
Pension and postretirement	198.6	202.9
Operating lease liabilities	240.5	—
Claims and other liabilities	276.1	271.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,329.2	2,327.6
Accumulated deficit	(2,257.5)	(2,208.4)
Accumulated other comprehensive loss	(328.8)	(332.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(349.5)	(305.5)

Total liabilities and shareholders’ deficit	$1,928.8	$1,617.1

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2019	2018
OPERATING REVENUE	$1,182.3	$1,214.5

OPERATING EXPENSES:
Salaries, wages and employee benefits	718.2	729.7
Fuel, operating expenses and supplies	235.9	230.2
Purchased transportation	146.3	155.4
Depreciation and amortization	40.0	37.7
Other operating expenses	63.8	62.6
Losses on property disposals, net	1.6	3.2
Impairment charges	8.2	—

Total operating expenses	1,214.0	1,218.8

OPERATING LOSS	(31.7)	(4.3)

NONOPERATING EXPENSES:
Interest expense	27.0	25.6
Non-union pension and postretirement benefits	0.3	(0.5)
Other, net	(0.2)	(1.9)

Nonoperating expenses, net	27.1	23.2

LOSS BEFORE INCOME TAXES	(58.8)	(27.5)
INCOME TAX BENEFIT	(9.7)	(12.9)

NET LOSS	(49.1)	(14.6)
OTHER COMPREHENSIVE INCOME, NET OF TAX	3.5	2.0

COMPREHENSIVE LOSS	$(45.6)	$(12.6)

AVERAGE COMMON SHARES OUTSTANDING - BASIC	33,150	32,821
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	33,150	32,821

LOSS PER SHARE - BASIC	$(1.48)	$(0.44)
LOSS PER SHARE - DILUTED	$(1.48)	$(0.44)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	2019	2018
OPERATING ACTIVITIES:
Net loss	$(49.1)	$(14.6)
Noncash items included in net loss:
Depreciation and amortization	40.0	37.7
Lease amortization and accretion expense	41.2	—
Equity-based compensation and employee benefits expense	5.3	5.3
Gains on property disposals, net	1.6	3.2
Impairment charges	8.2	—
Other noncash items, net	0.8	0.4
Changes in assets and liabilities, net:
Accounts receivable	(42.1)	(41.3)
Accounts payable	12.8	1.9
Other operating assets	(20.0)	(29.4)
Other operating liabilities	(40.4)	33.1

Net cash used in operating activities	(41.7)	(3.7)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(32.6)	(23.5)
Proceeds from disposal of property and equipment	0.8	3.0

Net cash used in investing activities	(31.8)	(20.5)

FINANCING ACTIVITIES:
Repayment of long-term debt	(1.9)	(7.0)
Payments for tax withheld on equity-based compensation	(0.6)	(1.4)

Net cash used in financing activities	(2.5)	(8.4)

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW	(76.0)	(32.6)
CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, BEGINNING OF PERIOD	227.6	145.7

CASH, CASH EQUIVALENTS AND RESTRICTED AMOUNTS HELD IN ESCROW, END OF PERIOD	$151.6	$113.1

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(13.3)	$(14.9)
Income tax payment, net	(1.6)	(1.7)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months
	2019	2018	%
Operating revenue:
YRC Freight	$743.8	$751.3	(1.0)
Regional Transportation	438.6	463.3	(5.3)
Other, net of eliminations	(0.1)	(0.1)

Consolidated	1,182.3	1,214.5	(2.7)

Operating income (loss):
YRC Freight	(21.1)	(6.9)
Regional Transportation	(7.0)	5.2
Corporate and other	(3.6)	(2.6)

Consolidated	$(31.7)	$(4.3)

Operating ratio (a):
YRC Freight	102.8%	100.9%
Regional Transportation	101.6%	98.9%
Consolidated	102.7%	100.4%

(a)

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION: Total Debt

As of March 31, 2019	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$573.0	$(7.3)	$(6.0)	$559.7
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.8	—	(0.1)	26.7
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	238.0	—	(0.4)	237.6

Total debt	$884.5	$(7.3)	$(6.7)	$870.5

As of December 31, 2018	Par Value	Discount	Debt Issue Costs	Book Value
Term Loan	$573.7	$(7.8)	$(6.5)	$559.4
ABL Facility	—	—	—	—
Secured Second A&R CDA	26.9	—	(0.1)	26.8
Unsecured Second A&R CDA	46.7	—	(0.2)	46.5
Lease financing obligations	242.7	—	(0.5)	242.2

Total debt	$890.0	$(7.8)	$(7.3)	$874.9

Our total leverage ratio for the four consecutive fiscal quarters ended March 31, 2019 was 2.76 to 1.00.

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2018 was 2.64 to 1.00.

SUPPLEMENTAL INFORMATION: Liquidity

	March 31,	December 31,
	2019	2018
Cash and cash equivalents	$126.6	$227.6
Changes to restricted cash	20.0	(25.0)
Managed Accessibility (b)	9.1	1.2

Total Cash and cash equivalents and Managed Accessibility	$155.7	$203.8

(b)

Managed Accessibility represents the maximum amount we would access on the ABL Facility and is adjusted for eligible receivables plus eligible borrowing base cash measured for the period ending March 31, 2019. Based on the eligible receivable’s management uses to measure availability, which is 10% of the borrowing line, the credit agreement governing the ABL Facility permits adjustments from eligible borrowing base cash to restricted cash prior to the compliance measurement date which is 15 days from the period close.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2019	2018
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(49.1)	$(14.6)
Interest expense, net	26.5	25.5
Income tax benefit	(9.7)	(12.9)
Depreciation and amortization	40.0	37.7

EBITDA	7.7	35.7
Adjustments for Term Loan Agreement:
Losses on property disposals, net	1.6	3.2
Impairment charges	8.2	—
Letter of credit expense	1.6	1.7
Restructuring charges	—	0.6
Nonrecurring consulting fees	2.4	1.5
Permitted dispositions and other	(1.1)	0.5
Equity-based compensation expense	2.3	1.6
Nonrecurring item (vendor bankruptcy)	3.7	—
Other, net (a)	3.7	0.9

Adjusted EBITDA	$30.1	$45.7

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months
Adjusted EBITDA by segment:	2019	2018
YRC Freight	$18.3	$22.1
Regional Transportation	11.3	22.6
Corporate and other	0.5	1.0

Adjusted EBITDA	$30.1	$45.7

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
YRC Freight segment	2019	2018
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(21.1)	$(6.9)
Depreciation and amortization	22.9	21.6
Losses on property disposals, net	1.1	2.8
Impairment charges	8.2	—
Letter of credit expense	1.0	1.0
Restructuring charges	—	0.1
Non-union pension and postretirement benefits	(0.1)	0.6
Nonrecurring consulting fees	2.1	1.5
Nonrecurring item (vendor bankruptcy)	3.7	—
Other, net (a)	0.5	1.4

Adjusted EBITDA	$18.3	$22.1

	Three Months
Regional Transportation segment	2019	2018
Reconciliation of operating income (loss) to Adjusted EBITDA:
Operating income (loss)	$(7.0)	$5.2
Depreciation and amortization	16.8	16.1
Losses on property disposals, net	0.5	0.4
Letter of credit expense	0.5	0.6
Nonrecurring consulting fees	0.3	—
Other, net (a)	0.2	0.3

Adjusted EBITDA	$11.3	$22.6

	Three Months
Corporate and other	2019	2018
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(3.6)	$(2.6)
Depreciation and amortization	0.3	—
Letter of credit expense	0.1	0.1
Restructuring charges	—	0.5
Permitted dispositions and other	(1.1)	0.5
Non-union pension and postretirement benefits	(0.2)	(0.1)
Equity-based compensation expense	2.3	1.6
Other, net (a)	2.7	1.0

Adjusted EBITDA	$0.5	$1.0

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended March 31

(Amounts in millions)

(Unaudited)

	2019	2018
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(14.3)	$(0.1)
Interest expense, net	105.5	102.7
Income tax expense (benefit)	14.3	(16.1)
Depreciation and amortization	150.0	148.3

EBITDA	255.5	234.8
Adjustments for Term Loan Agreement:
Gains on property disposals, net	(22.4)	(0.1)
Property gains on certain disposals(a)	29.7	—
Impairment charges	8.2	—
Letter of credit expense	6.5	6.8
Restructuring charges	1.7	1.5
Transaction costs related to issuances of debt	—	8.1
Nonrecurring consulting fees	8.6	1.5
Permitted dispositions and other	(1.3)	1.6
Equity-based compensation expense	7.0	6.7
Non-union pension settlement charge	10.9	7.6
Nonrecurring item (vendor bankruptcy)	8.0	—
Other, net (b)	9.5	8.2

Adjusted EBITDA	$321.9	$276.7

(a)	Certain property gains are added back in the calculation of Adjusted EBITDA pursuant to the Term Loan Agreement which permits gains from the sale of excess property with continuing operations.
(b)	As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	1Q19	1Q18	4Q18	% (b)	% (b)
Workdays	63.0	63.5	61.5

LTL picked up revenue (in millions)	$688.3	$698.6	$729.0	(1.5)	(5.6)
LTL tonnage (in thousands)	1,155	1,236	1,207	(6.5)	(4.3)
LTL tonnage per day (in thousands)	18.33	19.46	19.63	(5.8)	(6.6)
LTL shipments (in thousands)	2,298	2,416	2,425	(4.9)	(5.2)
LTL shipments per day (in thousands)	36.47	38.05	39.42	(4.1)	(7.5)
LTL picked up revenue/cwt.	$29.80	$28.27	$30.19	5.4	(1.3)
LTL picked up revenue/cwt. (excl. FSC)	$26.33	$24.90	$26.33	5.8	0.0
LTL picked up revenue/shipment	$300	$289	$301	3.6	(0.4)
LTL picked up revenue/shipment (excl. FSC)	$265	$255	$262	3.9	1.0
LTL weight/shipment (in pounds)	1,005	1,023	996	(1.7)	1.0

Total picked up revenue (in millions) (a)	$738.0	$747.5	$779.7	(1.3)	(5.3)
Total tonnage (in thousands)	1,442	1,499	1,473	(3.8)	(2.1)
Total tonnage per day (in thousands)	22.90	23.60	23.95	(3.0)	(4.4)
Total shipments (in thousands)	2,331	2,450	2,458	(4.9)	(5.1)
Total shipments per day (in thousands)	37.01	38.59	39.96	(4.1)	(7.4)
Total picked up revenue/cwt.	$25.58	$24.94	$26.47	2.6	(3.4)
Total picked up revenue/cwt. (excl. FSC)	$22.66	$21.99	$23.12	3.1	(2.0)
Total picked up revenue/shipment	$317	$305	$317	3.8	(0.2)
Total picked up revenue/shipment (excl. FSC)	$280	$269	$277	4.3	1.2
Total weight/shipment (in pounds)	1,237	1,223	1,199	1.2	3.2

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$743.8	$751.3	$796.3
Change in revenue deferral and other	(5.8)	(3.8)	(16.6)

Total picked up revenue	$738.0	$747.5	$779.7

	Regional Transportation
				Y/Y	Sequential
	1Q19	1Q18	4Q18	% (b)	% (b)
Workdays	63.0	63.5	61.5

LTL picked up revenue (in millions)	$404.8	$424.9	$415.2	(4.7)	(2.5)
LTL tonnage (in thousands)	1,388	1,512	1,415	(8.2)	(1.9)
LTL tonnage per day (in thousands)	22.02	23.80	23.00	(7.5)	(4.3)
LTL shipments (in thousands)	2,193	2,387	2,253	(8.1)	(2.7)
LTL shipments per day (in thousands)	34.81	37.59	36.64	(7.4)	(5.0)
LTL picked up revenue/cwt.	$14.59	$14.06	$14.67	3.8	(0.6)
LTL picked up revenue/cwt. (excl. FSC)	$12.93	$12.41	$12.85	4.2	0.6
LTL picked up revenue/shipment	$185	$178	$184	3.7	0.2
LTL picked up revenue/shipment (excl. FSC)	$164	$157	$161	4.1	1.3
LTL weight/shipment (in pounds)	1,265	1,266	1,256	(0.1)	0.8

Total picked up revenue (in millions) (a)	$438.4	$464.0	$450.2	(5.5)	(2.6)
Total tonnage (in thousands)	1,726	1,914	1,767	(9.8)	(2.4)
Total tonnage per day (in thousands)	27.39	30.14	28.74	(9.1)	(4.7)
Total shipments (in thousands)	2,242	2,444	2,303	(8.3)	(2.7)
Total shipments per day (in thousands)	35.58	38.49	37.45	(7.6)	(5.0)
Total picked up revenue/cwt.	$12.70	$12.12	$12.74	4.8	(0.3)
Total picked up revenue/cwt. (excl. FSC)	$11.26	$10.71	$11.16	5.2	0.9
Total picked up revenue/shipment	$196	$190	$195	3.0	0.1
Total picked up revenue/shipment (excl. FSC)	$173	$168	$171	3.4	1.2
Total weight/shipment (in pounds)	1,540	1,566	1,534	(1.7)	0.3

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$438.6	$463.3	$451.2
Change in revenue deferral and other	(0.2)	0.7	(1.0)

Total picked up revenue	$438.4	$464.0	$450.2

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.